Exhibit 10.1

EXECUTION VERSION

VOTING AGREEMENT
VOTING AGREEMENT (this “Agreement”), dated as of December 9, 2019, by and between Texas Capital Bancshares, Inc., a Delaware corporation (“TCBI”), and the individual or entity whose name appears in the signature block to this Agreement (the “Stockholder”).
W I T N E S S E T H:
WHEREAS, concurrently with the execution of this Agreement, TCBI and Independent Bank Group, Inc., a Texas corporation (“IBTX”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented or modified from time to time in accordance with its terms, the “Merger Agreement”), pursuant to which, among other things and subject to the terms and conditions of the Merger Agreement, TCBI will merge with and into IBTX (the “Merger”), so that IBTX is the surviving entity in the Merger;
WHEREAS, as of the date hereof, the Stockholder and its Affiliates Beneficially Own certain shares of IBTX Common Stock (such shares, the “Existing Shares”, and the shares of IBTX Common Stock that are Beneficially Owned by the Stockholder and its Affiliates and that the Stockholder is entitled to vote as of the record date and meeting date for any meeting of IBTX shareholders pursuant to Section 1.01(a), the “Covered Shares”);
WHEREAS, as a condition and inducement to TCBI entering into the Merger Agreement, TCBI has required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement and abide by the covenants and obligations with respect to such Stockholder’s Covered Shares; and
WHEREAS, the Board of Directors of IBTX has adopted and approved the Merger Agreement and the transactions contemplated thereby, understanding that the execution and delivery of this Agreement by the Stockholder is a material inducement and condition to TCBI’s willingness to enter into the Merger Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:
ARTICLE I
VOTING
Section 1.01.    Agreement To Vote.
(a)    The Stockholder hereby irrevocably and unconditionally agrees that during the term of this Agreement, at the IBTX Meeting and at any other meeting of the shareholders of IBTX, however called, including any adjournment or postponement thereof, such Stockholder shall, in each case to the fullest extent that the Stockholder is entitled to vote the Covered Shares thereon or consent thereto:

(i)    appear at each such meeting or otherwise cause the Covered Shares to be counted as present thereat for purposes of calculating a quorum; and
(ii)    vote (or cause to be voted), in person or by proxy, all of such Covered Shares (A) in favor of (1) the approval of the Merger Agreement, the Merger and other transactions contemplated by the Merger Agreement and (2) any proposal to adjourn or postpone any meeting of the shareholders of IBTX at which any of the foregoing matters are submitted for consideration and vote of the shareholders of IBTX to a later date if there are not a quorum or sufficient votes for approval of such matters on the date on which the meeting is held to vote upon any of the foregoing matters; and (B) against any Acquisition Proposal and against any other action, agreement or transaction involving IBTX or any of its Subsidiaries that would reasonably be expected to materially impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the Merger or the other transactions contemplated by the Merger Agreement or this Agreement or the performance by IBTX of its obligations under the Merger Agreement or by such Stockholder of its obligations under this Agreement.
(b)    The Stockholder hereby agrees (i) not to commence or participate in and (ii) to take all actions necessary to opt out of, any class in any class action with respect to any claim, derivative or otherwise, against TCBI, IBTX or any of their respective Affiliates relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the transactions contemplated hereby or thereby, including any claim (A) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (B) alleging a breach of any fiduciary duty of the Board of Directors of IBTX in connection with this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby (for the avoidance of doubt, participating in the defense of any claims made against the Stockholder and asserting any counterclaims in connection therewith shall not be prohibited).
(c)    The obligations of the Stockholder specified in this Section 1.01 shall apply whether or not the Merger or any action described above is recommended by the Board of Directors of IBTX (or any committee thereof).
ARTICLE II
REPRESENTATIONS AND WARRANTIES
The Stockholder hereby represents and warrants to TCBI as follows:
Section 2.01.    Authorization; Validity of Agreement. Such Stockholder has the requisite capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized (to the extent authorization is required), executed and delivered by such Stockholder and, assuming this Agreement constitutes a legal, valid and binding obligation of TCBI, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to the Enforceability Exceptions.

Section 2.02.    Ownership. (a) Such Stockholder’s Existing Shares are as of the date hereof, and all of the Covered Shares Beneficially Owned by such Stockholder as of the record date and meeting date for any meeting of IBTX shareholders pursuant to Section 1.01(a) will be, Beneficially Owned by such Stockholder and (b) as of the date hereof such Stockholder has good and valid title to such Stockholder’s Existing Shares, free and clear of any security interest, pledge, mortgage, lien or other encumbrance, other than pursuant to this Agreement, the Merger Agreement or under applicable federal or state securities laws. With respect to any outstanding Covered Shares of which the Stockholder is not the record owner, such lack of record ownership will not prevent or impair such Stockholder from complying with any obligation, agreement or covenant set forth herein. As of the date hereof, such Stockholder’s Existing Shares constitute all of the shares of IBTX Common Stock (or any other equity interests of IBTX) Beneficially Owned or owned of record by such Stockholder over which such Stockholder has sole voting power.
Section 2.03.    No Violation. The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations under this Agreement will not, (a) violate any Law; or (b) conflict with, or result in a breach or default under, any agreement or instrument to which the Stockholder or any of its Affiliates is a party or any term or condition of any of its Affiliates’ certificate of limited partnership, partnership agreement or comparable organizational documents, as applicable, except where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have an adverse effect on the Stockholder’s ability to satisfy its obligations hereunder.
Section 2.04.    Consents and Approvals. The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby will not, require such Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity, other than the filings of any required reports with the SEC.
Section 2.05.    Absence of Litigation. As of the date hereof, there is no litigation, action, suit or proceeding pending or, to the knowledge of such Stockholder, threatened against or affecting such Stockholder and/or any of its Affiliates before or by any Governmental Entity that would reasonably be expected to impair the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

Section 2.06.    Absence of Other Voting Agreements. None of the Covered Shares is or will be subject to any voting trust, proxy or other agreement, arrangement or restriction with respect to voting, in each case, that is inconsistent with this Agreement. None of the Covered Shares is subject to any pledge agreement pursuant to which the Stockholder does not retain sole and exclusive voting rights with respect to the Covered Shares subject to such pledge agreement at least until the occurrence of an event of default under the related debt instrument.

Section 2.07.    Finder’s Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from TCBI or IBTX in respect of this Agreement or the Merger Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder.
Section 2.08.    Reliance by TCBI. Such Stockholder understands and acknowledges that TCBI is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by such Stockholder and the representations and warranties of such Stockholder contained herein. Such Stockholder understands and acknowledges that the Merger Agreement governs the terms of the Merger and the other transactions contemplated thereby.
ARTICLE III
OTHER COVENANTS
Section 3.01.    No Solicitation; Support Of Acquisition Proposals. Prior to the termination of this Agreement in accordance with Section 4.01, the Stockholder agrees that it shall not, and shall cause each of its Subsidiaries, Affiliates and Representatives not to, directly or indirectly (i) initiate, solicit, knowingly encourage or knowingly facilitate inquiries or proposals with respect to any Acquisition Proposal, (ii) engage or participate in any negotiations with any person concerning any Acquisition Proposal, (iii) have or participate in any discussions with, any person relating to any Acquisition Proposal, (iv) make or participate in, directly or indirectly, a “solicitation” of “proxies” (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person, with respect to the voting of any shares of IBTX Common Stock or other capital stock of IBTX in connection with any vote or other action on any matter, other than to recommend that the shareholders of IBTX vote in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby as otherwise expressly provided in this Agreement, (v) approve, adopt, recommend or enter into, or publicly propose to approve, adopt, recommend or enter into, any agreement with respect to any Acquisition Proposal, or (vi) agree or propose to do any of the foregoing, in each case, except to the extent IBTX is permitted to do so pursuant to Section 6.12 of the Merger Agreement. The Stockholder agrees to promptly (and in any event within 24 hours) notify TCBI and IBTX after receipt by it of an Acquisition Proposal or any indication to it that any Person is considering making an Acquisition Proposal and to keep TCBI and IBTX fully informed of the status and details of any such Acquisition Proposal, indication or request.
Section 3.02.    Notice Of Acquisitions of IBTX Common Stock. The Stockholder agrees to notify TCBI as promptly as practicable orally and in writing (it being understood and agreed that any information disclosed in public filings with the SEC shall be deemed to constitute adequate notice) of the number of any additional shares of IBTX Common Stock, or other securities of IBTX of which such Stockholder acquires Beneficial Ownership on or after the date hereof.
Section 3.03.    Further Assurances. Prior to the termination of this Agreement in accordance with Section 4.01, the Stockholder agrees that it shall not, and shall cause each of its Subsidiaries, Affiliates and Representatives not to, (a) enter into any agreement, arrangement or understanding with any Person, or take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, such Stockholder’s representations, warranties, covenants and obligations under this Agreement or (b) take any action that could reasonably be expected to restrict or otherwise affect such Stockholder’s legal power, authority and right to comply with and perform its covenants and obligations under this Agreement.
Section 3.04.    Disclosure. The Stockholder hereby authorizes TCBI and IBTX to publish and disclose in any announcement or disclosure required by the SEC and in the Joint Proxy Statement such Stockholder’s identity and ownership of such Stockholder’s Covered Shares and the nature of such Stockholder’s obligations under this Agreement.
ARTICLE IV
MISCELLANEOUS
Section 4.01.    Termination. This Agreement shall remain in effect until the earlier to occur of (a) the Effective Time and (b) the date the Merger Agreement is terminated in accordance with its terms. Neither the provisions of this Section 4.01 nor the termination of this Agreement shall (i) relieve any party hereto from any liability to any other party arising out of or in connection with a material breach of this Agreement prior to such termination or expiration or (ii) terminate the obligations under Article IV.
Section 4.02.    Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by e-mail transmission (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
(a)    if to TCBI to:
Texas Capital Bancshares, Inc.
2000 McKinney Avenue Suite 700
Dallas, Texas 75201
Attention:    C. Kelly Rentzel, General Counsel
E-mail:        kelly.rentzel@texascapitalbank.com
with a copy (which shall not constitute notice) to:
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attention:     H. Rodgin Cohen
Mitchell S. Eitel
Email:        cohenhr@sullcrom.com
eitelm@sullcrom.com

and
(b)    if to the Stockholder, to:
Vincent J. Viola
7777 Henneman Way
McKinney, Texas 75070

with a copy (which shall not constitute notice) to:
Independent Bank Group, Inc.
7777 Henneman Way
McKinney, Texas 75070
Attention:    Mark Haynie, General Counsel
E-mail:        mhaynie@ibtx.com

Section 4.03.    Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Merger Agreement. The following capitalized terms, as used in this Agreement, have the following meanings:
(a)    “Affiliate” of a specified Person is any Person that directly or indirectly controls, is controlled by, or is under common control with, such specified Person (including as the term “control” is defined for purposes of the Bank Holding Company Act of 1956); provided that, for purposes of this Agreement, in no event shall IBTX or any of its controlled Affiliates be deemed to be an Affiliate of such Stockholder. For purposes of this Agreement, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.
(b)    “Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act. The terms “Beneficially Own”, “Beneficially Owned” and “Beneficial Owner” each have a correlative meaning.
(c)    “Person” means an individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.
(d)    “Representatives” means, with respect to a Person, such Person’s Affiliates and its and their respective officers, directors, employees, agents and advisors.
(e)    “Subsidiary” means, with respect to any Person, any other Person, whether incorporated or unincorporated, (a) of which such first Person or any other Subsidiary of such first Person is a general partner or manager or (b) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such other Person is directly or indirectly owned or controlled by such first Person or by any one or more of its Subsidiaries.

Section 4.04.    Interpretation. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles, Sections or Schedules, such reference shall be to an Article or Section of or Schedule to this Agreement unless otherwise indicated. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” References to “the date hereof” shall mean the date of this Agreement. As used herein, (a) “business day” means any day other than a Saturday, a Sunday or a day on which banks in Dallas, Texas are authorized by law or executive order to be closed and (b) the “transactions contemplated by the Merger Agreement” shall include the Merger and the Bank Merger. All references to “dollars” or “$” in this Agreement are to United States dollars. This Agreement shall not be interpreted or construed to require any Person to take any action, or fail to take any action, if to do so would violate any applicable law. References to any statute or regulation refer to such statute or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and references to any section of any statute or regulation include any successor to such section.
Section 4.05.    Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile or other electronic means) all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.
Section 4.06.    Entire Agreement. This Agreement and, to the extent referenced herein, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or attached hereto or thereto, constitute the entire agreement among the parties and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.
Section 4.07.    Governing Law; Consent To Jurisdiction; Waiver Of Jury Trial.
(a)    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law principles.
(b)    Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal or state court of competent jurisdiction located in the State of Delaware (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 4.02.
(c)    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.07(c).
Section 4.08.    Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by TCBI and the Stockholder. Each party may waive any right of such party hereunder by an instrument in writing signed by such party and delivered to the other parties, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.
Section 4.09.    Remedies. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.
Section 4.10.    Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.
Section 4.11.    Delivery by Facsimile or Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.
Section 4.12.    Successors And Assigns; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations contained herein shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.
Section 4.13.    Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.
Section 4.14.    Capacity as a Shareholder. This Agreement shall apply to the Stockholder solely in such Stockholder’s capacity as a shareholder of IBTX and shall not apply in any manner to the Stockholder or any family member of such Stockholder in any capacity as a director or officer of IBTX or its Subsidiaries or in any other capacity (and shall not limit or affect any actions taken by such Stockholder or any family member of such Stockholder in the capacity of director or officer of IBTX or its Subsidiaries, and no such action taken by such Stockholder or any family member of such Stockholder in the capacity of director or officer of IBTX or its Subsidiaries shall be deemed to constitute a breach of this Agreement).
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

TEXAS CAPITAL BANCSHARES, INC.
By:    /s/ Julie Anderson
    Name: Julie Anderson
    Title: Chief Financial Officer

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

/s/ Vincent J. Viola
Vincent J. Viola

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